Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2021

Key Developments:

•

Increased quarterly cash distribution to $0.5042 per Class A share for the second quarter of 2021, an approximate 11% increase compared with the first quarter of 2021, resulting in a 1.4x coverage ratio relative to distributions.

•	Announced agreement by Hess Midstream Operations LP to repurchase $750 million of Class B units from Hess Corporation and Global Infrastructure Partners, expected to be completed in August 2021.

Second Quarter 2021 Highlights:

•	Net income was $162.0 million. Net cash provided by operating activities was $224.6 million.
•	Net income attributable to Hess Midstream LP was $11.0 million, or $0.44 per Class A share, after deduction for noncontrolling interests.
•	Adjusted EBITDA[1] was $230.2 million, Distributable Cash Flow[1] was $207.5 million and Adjusted Free Cash Flow[1] was $162.6 million.

Guidance:

•

Following strong year-to-date 2021 results, Hess Midstream LP is updating its full year 2021 net income guidance to $590 - $610 million and raising its full year 2021 Adjusted EBITDA guidance to $880 - $900 million.

•

Following Hess Corporation’s announcement of increasing rig count in the Bakken to 3 rigs in September 2021, Hess Midstream LP is increasing its full year 2021 expansion capital guidance to $165 million.

•

Hess Midstream LP is reiterating its annual distribution per share growth target of at least 5% through 2023 from the new higher per share distribution level with expected annual distribution coverage greater than 1.4x.

•

Hess Midstream LP is reaffirming its previously announced expectation of continued growth in Adjusted EBITDA in 2022 and 2023 and continued Adjusted Free Cash Flow generation sufficient to fully fund growing distributions, creating additional capital allocation flexibility.

HOUSTON, July 28, 2021—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2021 net income of $162.0 million compared with net income of $107.8 million for the second quarter of 2020. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $11.0 million, or $0.44 per Class A share. Hess Midstream generated Adjusted EBITDA of $230.2 million. Distributable Cash Flow (“DCF”) for the second quarter of 2021 was $207.5 million and Adjusted Free Cash Flow was $162.6 million.

[1]

Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

“Hess Midstream delivered another strong quarter, marked by higher gas capture and lower than expected costs,” said John Gatling, President and Chief Operating Officer of Hess Midstream.  “Looking ahead, we are poised for organic growth and continued adjusted free cash flow as Hess Corporation adds a third rig in September.  Furthermore, our decision to return capital to shareholders underscores our confidence in Hess Midstream’s financial stability and trajectory for future volume growth.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by Hess and GIP.

Financial Results

Revenues and other income in the second quarter of 2021 were $294.8 million compared with $269.8 million in the prior-year quarter. Second quarter 2021 revenues included $18.6 million of pass-through rail transportation, electricity, produced water trucking and disposal costs and $18.7 million of shortfall fee payments related to minimum volume commitments compared with $46.0 million and $3.1 million, respectively, in the prior-year quarter. Second quarter 2021 revenues and other income were up $25.0 million compared to the prior-year quarter primarily due to higher minimum volume commitment levels and tariff rates, partially offset by lower pass-through transportation revenues. Total costs and expenses in the second quarter of 2021 were $109.2 million, down from $138.0 million in the prior-year quarter. The decrease was primarily attributable to lower pass-through transportation costs.

Net income for the second quarter of 2021 was $162.0 million, or $0.44 per Class A share, after deduction for noncontrolling interests. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the second quarter of 2021 was $224.6 million.

Adjusted EBITDA for the second quarter of 2021 was $230.2 million. Relative to distributions, DCF for the second quarter of 2021 of $207.5 million resulted in an approximately 1.4x distribution coverage ratio. Adjusted Free Cash Flow for the second quarter of 2021 was $162.6 million.

Operational Highlights

Throughput volumes increased 6% for gas gathering and 5% for gas processing in the second quarter of 2021 compared with the second quarter of 2020 driven by higher gas capture of Hess volumes. Throughput volumes decreased 21% for crude oil gathering and 19% for crude oil terminaling in the second quarter of 2021 compared with the second quarter of 2020 due to reduced drilling activity. The impact of the reduction in crude oil physical volumes in the second quarter of 2021 compared to the second quarter of 2020 was offset by higher tariff rates and shortfall fee payments related to minimum volume commitments. Water gathering volumes increased 12% compared with the year-ago quarter reflecting continued steady organic growth of our water handling business. Third parties comprised approximately 15% of crude oil gathering and 10% of gas gathering volumes for the second quarter of 2021.

Capital Expenditures

Capital expenditures for the second quarter of 2021 totaled $46.4 million, including $44.9 million of expansion capital expenditures and $1.5 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our compression capacity. Capital expenditures in the prior-year quarter were $78.8 million, including $77.8 million of expansion capital expenditures and $1.0 million of maintenance capital expenditures, and were primarily attributable to construction and fabrication activities for the Tioga Gas Plant expansion.

Quarterly Cash Distributions

Our general partner’s board of directors declared a quarterly cash distribution of $0.5042 per Class A share for the second quarter of 2021. The distribution represents an approximate 11% increase compared to the distribution for the first quarter of 2021, consisting of a 10% announced increase in addition to a quarterly increase consistent with Hess Midstream’s targeted 5% growth in annual distribution per Class A share. The distribution is expected to be paid on August 13, 2021 to shareholders of record as of the close of business on August 9, 2021.

Unit Repurchase

As separately announced today, Hess Midstream Operations LP, Hess Midstream’s consolidated subsidiary, agreed to repurchase approximately 31 million Class B units of Hess Midstream Operations LP from Hess and GIP for an aggregate purchase price of $750 million, resulting in public ownership of Hess Midstream, on a consolidated basis, increasing to approximately 9.5%. The unit repurchase is expected to close in August 2021 and is expected to be funded through debt financing, maintaining targeted leverage of 3x debt / Adjusted EBITDA on a full-year 2021 basis.

Updated 2021 Guidance

Hess Midstream continues to target annual distribution per share growth of at least 5% through 2023 from the new higher distribution per share level with expected annual distribution coverage greater than 1.4x. In 2021 and 2022, Hess Midstream expects revenues that are 95% protected by minimum volume commitments. Hess Midstream is updating its full year 2021 guidance based primarily on strong year-to-date results as follows:

Year Ending
December 31, 2021
(Unaudited)
Financials (in millions)
Net income	$590 - 610
Adjusted EBITDA	$880 - 900
Distributable cash flow	$765 - 785
Expansion capital expenditures	$165
Maintenance capital expenditures	$15
Adjusted free cash flow	$600 - 620

Year Ending
December 31, 2021
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	300 - 310
Crude oil gathering - MBbl of crude oil per day	110 – 120
Gas processing - MMcf of natural gas per day	285 - 295
Crude terminals - MBbl of crude oil per day	120 – 130
Water gathering - MBbl of liquids per day	70 - 80

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 7419849. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash, non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF and Adjusted Free Cash Flow to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Second Quarter
	(unaudited)
	2021		2020

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$162.0		$107.8
Plus:
Depreciation expense	40.4		38.9
Proportional share of equity affiliates' depreciation	1.3		1.2
Interest expense, net	22.9		23.3
Income tax expense (benefit)	3.6		1.7
Loss (gain) on sale of property, plant and equipment	-		(0.1)
Adjusted EBITDA	230.2		172.8
Less:
Interest, net(1)	21.2		21.8
Maintenance capital expenditures	1.5		1.0
Distributable cash flow	$207.5		$150.0

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$224.6		$177.4
Changes in assets and liabilities	(15.5)		(24.4)
Amortization of deferred financing costs	(1.7)		(1.7)
Proportional share of equity affiliates' depreciation	1.3		1.2
Interest expense, net	22.9		23.3
Earnings from equity investments	2.9		0.9
Distribution from equity investments	(4.0)		(3.8)
Other	(0.3)		(0.1)
Adjusted EBITDA	$230.2		$172.8
Less:
Interest, net(1)	21.2		21.8
Maintenance capital expenditures	1.5		1.0
Distributable cash flow	$207.5		$150.0
Less:
Expansion capital expenditures	44.9		77.8
Adjusted free cash flow(2)	$162.6		$72.2
Distributed cash flow	143.5		124.1
Distribution coverage ratio	1.4	x	1.2	x
Distribution per Class A share	$0.5042		$0.4363

(1) Excludes amortization of deferred financing costs.

(2) Adjusted Free Cash Flow as reported in this release reflects Hess Midstream’s definition of Adjusted Free Cash Flow, which is DCF less expansion capital expenditures and ongoing contributions to equity investments, adopted in the fourth quarter of 2020 to conform to definitions used by other publicly traded midstream energy companies. Prior period calculations of Adjusted Free Cash Flow have been recast to conform to the new presentation, as applicable.

Guidance
Year Ending
December 31, 2021
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net income:
Net income	$590 – 610
Plus:
Depreciation expense*	165
Interest expense, net	110
Income tax expense	15
Adjusted EBITDA	$880 – 900
Less:
Interest, net, and maintenance capital expenditures	115
Distributable cash flow	$765 – 785
Less:
Expansion capital expenditures	165
Adjusted free cash flow	$600 – 620
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; the expected timing and completion of the Class B unit repurchase from Hess and GIP; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Hess; the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; fluctuations in the prices and demand for crude oil, natural gas and NGLs, including as a result of the COVID-19 global pandemic; changes in global economic conditions and the effects of a global economic downturn on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; our ability to satisfy the closing conditions of the Class B unit repurchase, including obtaining necessary debt financing; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2021	2020	2021
Statement of operations
Revenues
Affiliate services	$294.8	$269.8	$288.8
Total revenues	294.8	269.8	288.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	63.6	95.0	59.8
Depreciation expense	40.4	38.9	40.2
General and administrative expenses	5.2	4.1	6.3
Total costs and expenses	109.2	138.0	106.3
Income from operations	185.6	131.8	182.5
Income from equity investments	2.9	0.9	2.7
Interest expense, net	22.9	23.3	23.1
Gain from sale of property, plant and equipment	-	0.1	-
Income before income tax expense (benefit)	165.6	109.5	162.1
Income tax expense (benefit)	3.6	1.7	2.5
Net income	$162.0	$107.8	$159.6
Less: Net income attributable to noncontrolling interest	151.0	102.5	151.0
Net income attributable to Hess Midstream LP	$11.0	$5.3	$8.6

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.44	$0.29	$0.45
Diluted	$0.44	$0.29	$0.43
Weighted average Class A shares outstanding
Basic	25.0	18.0	19.3
Diluted	25.1	18.1	19.4

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2021	2020
Statement of operations
Revenues
Affiliate services	$583.6	$560.4
Other income	-	0.2
Total revenues	583.6	560.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	123.4	186.9
Depreciation expense	80.6	77.4
General and administrative expenses	11.5	11.7
Total costs and expenses	215.5	276.0
Income from operations	368.1	284.6
Income from equity investments	5.6	3.6
Interest expense, net	46.0	48.1
Gain on sale of property, plant and equipment	-	0.1
Income before income tax expense (benefit)	327.7	240.2
Income tax expense (benefit)	6.1	3.4
Net income	$321.6	$236.8
Less: Net income attributable to noncontrolling interest	302.0	225.0
Net income attributable to Hess Midstream LP	$19.6	$11.8

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$0.89	$0.66
Diluted:	$0.87	$0.64
Weighted average Class A shares outstanding:
Basic	22.2	18.0
Diluted	22.3	18.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$154.6	$105.3	$34.9	$-	$294.8
Total revenues	154.6	105.3	34.9	-	294.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	34.8	24.2	4.6	-	63.6
Depreciation expense	25.2	11.2	4.0	-	40.4
General and administrative expenses	2.2	1.2	0.2	1.6	5.2
Total costs and expenses	62.2	36.6	8.8	1.6	109.2
Income (loss) from operations	92.4	68.7	26.1	(1.6)	185.6
Income from equity investments	-	2.9	-	-	2.9
Interest expense, net	-	-	-	22.9	22.9
Income before income tax expense (benefit)	92.4	71.6	26.1	(24.5)	165.6
Income tax expense (benefit)	-	-	-	3.6	3.6
Net income (loss)	92.4	71.6	26.1	(28.1)	162.0
Less: Net income (loss) attributable to noncontrolling interest	84.3	65.3	23.7	(22.3)	151.0
Net income (loss) attributable to Hess Midstream LP	$8.1	$6.3	$2.4	$(5.8)	$11.0

	Second Quarter 2020
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$136.4	$86.8	$46.6	$-	$269.8
Total revenues	136.4	86.8	46.6	-	269.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	39.5	29.0	26.5	-	95.0
Depreciation expense	23.7	11.2	4.0	-	38.9
General and administrative expenses	1.6	1.7	0.2	0.6	4.1
Total costs and expenses	64.8	41.9	30.7	0.6	138.0
Income (loss) from operations	71.6	44.9	15.9	(0.6)	131.8
Income from equity investments	-	0.9	-	-	0.9
Interest expense, net	-	-	-	23.3	23.3
Gain on sale of property, plant and equipment	0.1	-	-	-	0.1
Income before income tax expense (benefit)	71.7	45.8	15.9	(23.9)	109.5
Income tax expense (benefit)	-	-	-	1.7	1.7
Net income (loss)	71.7	45.8	15.9	(25.6)	107.8
Less: Net income (loss) attributable to noncontrolling interest	67.1	43.0	14.9	(22.5)	102.5
Net income (loss) attributable to Hess Midstream LP	$4.6	$2.8	$1.0	$(3.1)	$5.3

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$152.7	$103.5	$32.6	$-	$288.8
Total revenues	152.7	103.5	32.6	-	288.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	33.0	22.5	4.3	-	59.8
Depreciation expense	24.9	11.2	4.1	-	40.2
General and administrative expenses	2.4	1.6	0.2	2.1	6.3
Total costs and expenses	60.3	35.3	8.6	2.1	106.3
Income (loss) from operations	92.4	68.2	24.0	(2.1)	182.5
Income from equity investments	-	2.7	-	-	2.7
Interest expense, net	-	-	-	23.1	23.1
Income before income tax expense (benefit)	92.4	70.9	24.0	(25.2)	162.1
Income tax expense (benefit)	-	-	-	2.5	2.5
Net income (loss)	92.4	70.9	24.0	(27.7)	159.6
Less: Net income (loss) attributable to noncontrolling interest	86.0	66.1	22.4	(23.5)	151.0
Net income (loss) attributable to Hess Midstream LP	$6.4	$4.8	$1.6	$(4.2)	$8.6

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2021	2020	2021

Throughput volumes
Gas gathering - Mcf of natural gas per day	325	307	316
Crude oil gathering - bopd	111	141	117
Gas processing - Mcf of natural gas per day	304	289	302
Crude terminals - bopd	116	144	125
NGL loading - blpd	17	14	13
Water gathering - blpd	74	66	70

		Six Months Ended June 30,
		2021	2020
Throughput volumes
Gas gathering - Mcf of natural gas per day		321	321
Crude oil gathering - bopd		114	145
Gas processing - Mcf of natural gas per day		303	305
Crude terminals - bopd		121	153
NGL loading - blpd		15	15
Water gathering - blpd		72	60